As filed with the Securities and Exchange Commission on January 18, 2019
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
______________________________________________________________
FIBROCELL SCIENCE, INC.
(Exact name of registrant as specified in its charter)
______________________________________________________________

Delaware	2834	87-0458888
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
405 Eagleview Boulevard
Exton, PA 19341
(484) 713-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
______________________________________________________________
John M. Maslowski
President and Chief Executive Officer
Fibrocell Science, Inc.
405 Eagleview Boulevard
Exton, PA 19341
(484) 713-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________________________________________________

Copies to:
Steven J. Abrams
Hogan Lovells US LLP
1735 Market Street, 23rd Floor
Philadelphia, PA 19103
Tel: (267) 675-4600
______________________________________________________________
Approximate date of commencement of proposed sale to public: From time to time after this registration statement is declared effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Title of Each Class of Securities To Be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	443,350	$1.915	$849,015.25	$103.00

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, there is also being registered hereby such indeterminate number of additional shares of common stock, par value $0.001 per share, of the registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for a share of the registrant’s common stock as reported on the Nasdaq Capital Market on January 15, 2019, which date is a date within five business days of the filing of this registration statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the
Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 18, 2019
PROSPECTUS

443,350 Shares of Common Stock

This prospectus relates to the resale, from time to time, by the selling stockholders identified in this prospectus under the caption “Selling Stockholders,” of up to 443,350 shares of our common stock, par value $0.001 per share. We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares of common stock by the selling stockholders. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of the shares. We will bear all costs, expenses and fees in connection with the registration of the shares.
 The selling stockholders may sell the shares of our common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The shares of common stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.
 Our common stock is listed on the Nasdaq Capital Market under the symbol “FCSC.” On January 17, 2019, the closing price of our common stock was $2.00 per share.

______________________________________________________________
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2019.

ABOUT THIS PROSPECTUS
This prospectus relates to the resale by the selling stockholders identified in this prospectus under the caption “Selling Stockholders,” from time to time, of up to 443,350 shares of our common stock, par value $0.001 per share. We are not selling any shares of our common stock under this prospectus, and we will not receive any proceeds from the sale of shares of common stock offered hereby by the selling stockholders.
This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC. It omits some of the information contained in the registration statement, and reference is made to the full registration statement for further information with regard to us and the securities being offered by the selling stockholders. Any statement contained in the prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance, reference is made to the copy of the document filed. You should review the complete document to evaluate these statements.
You should read this prospectus, any documents that we incorporate by reference in this prospectus and the information below under the caption “Where You Can Find More Information” and “Incorporation of Documents By Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
You should not assume that the information in this prospectus or any documents we incorporate by reference herein is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus and the documents that are incorporated by reference herein contain certain market data and industry statistics and forecasts that are based on studies and clinical trials sponsored by the Company or third parties, independent industry publications and other publicly available information. Based on our review, we believe these sources are reliable, but we do not guarantee the accuracy or completeness of this information. Further, many of these statements involve risks and uncertainties and are subject to change based on various factors, including those discussed under the caption “Risk Factors” in this prospectus and under similar captions in the documents that are incorporated by reference herein. Accordingly, investors should not place undue reliance on this information.
References in this prospectus to the terms “the Company,” “Fibrocell,” “we,” “our” and “us” or other similar terms mean Fibrocell Science, Inc. and our wholly owned subsidiaries, unless we state otherwise or the context indicates otherwise.
Unless otherwise indicated, all share amounts and the exercise price of any of our securities reflect, as applicable, the occurrence of a 1-for-25 reverse split of our common stock that occurred on April 30, 2013, the occurrence of a 1-for-3 reverse split of our common stock that occurred on March 10, 2017 and the occurrence of a 1-for-5 reverse split of our common stock that occurred on May 24, 2018.

PROSPECTUS SUMMARY
This summary highlights information contained in other parts of this prospectus and in the documents we incorporate by reference. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, any applicable free writing prospectus and the documents incorporated by reference herein and therein. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference herein or therein, before deciding to buy shares of our common stock.
Company Overview

We are an autologous cell and gene therapy company focused on translating personalized biologics into medical breakthroughs for diseases affecting the skin and connective tissue. Our distinctive approach to personalized biologics is based on our proprietary autologous fibroblast technology. Fibroblasts are the most common cell in skin and connective tissue and are responsible for synthesizing extracellular matrix proteins, including collagen and other growth factors, that provide structure and support. Because fibroblasts naturally reside in the localized environment of the skin and connective tissue, they represent an ideal delivery vehicle for proteins targeted to these areas. We target the underlying cause of disease by using fibroblast cells from a patient’s skin and genetically modifying them to create localized therapies that are compatible with the unique biology of the patient (i.e., which are autologous).

We are focused on discovering and developing localized therapies for diseases affecting the skin and connective tissue, where there are high unmet needs, to improve the lives of patients and their families. In that regard, we commit significant resources to our research and development programs. Currently, all of our research and development operations and focus are on gaining regulatory approvals to commercialize our product candidates in the United States; however, we may seek to expand into international markets in the future.

For more information about our company, please refer to other documents that we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation of Certain Information by Reference.”

Corporate Information

Our corporate headquarters is located at 405 Eagleview Boulevard, Exton, Pennsylvania 19341. Our phone number is (484) 713-6000. Our corporate website is www.fibrocell.com. We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.

Risks Associated with Our Business

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary and in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K filed with the SEC on March 19, 2018 and in Part II, Item 1A “Risk Factors” of our Quarterly Reports on Form 10-Q filed with the SEC on May 10, 2018, August 9, 2018 and November 14, 2018, respectively, which are incorporated by reference in this prospectus. These risks include the following:

•
There can be no assurance that our review of strategic alternatives will result in any additional stockholder value, and speculation and uncertainty regarding the outcome of our review of strategic alternatives may adversely impact our business, financial condition and results of operations.

•	We have incurred significant losses since our inception, which we anticipate will continue for the foreseeable future. As of September 30, 2018, we had an accumulated deficit of $187.5 million.

•	We have never generated significant revenue from product sales and may never be profitable.

•	Our business is highly dependent on the success of FCX-007, our lead product candidate.

•	We may encounter difficulties enrolling or retaining subjects in our clinical trials.

•	Clinical product development is costly and time consuming and involves uncertain outcomes, and results of earlier studies and trials may not be predictive of future trial results.

•
We may not be able to submit investigational new drug applications, commence clinical trials or report data on the timelines we expect, and even if we are able to, the U.S. Food and Drug Administration, or FDA, may not permit us to proceed.

•
If our product candidates fail to demonstrate quality, safety and efficacy to the satisfaction of regulatory authorities, we may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our product candidates.

•
We will need to obtain additional funding for commercialization. Failure to obtain additional funding when needed may force us to delay, limit or terminate our product development efforts or other operations.

•
There is substantial doubt relating to our ability to continue as a going concern as determined by management and as reflected in the report of our independent registered public accounting firm. We will need to raise substantial additional capital to fund our operations.

•	If we are unable to remain in compliance with the continued listing requirements of the Nasdaq Capital Market, our common stock may be delisted from the Nasdaq Capital Market.

•
We have relied and expect to rely on third parties to conduct aspects of our research and development and clinical trials. If they terminate our arrangements, fail to meet deadlines or perform in an unsatisfactory manner, our business could be harmed.

•
The potential commercial success of any current or future product candidate will depend upon the degree of market acceptance by physicians, patients, third-party payors and others in the medical community.

Description of Private Placement

On December 7, 2018, we entered into a securities purchase agreement, or the Purchase Agreement, with EB Research Partnership, Inc. and Epidermolysis Bullosa Medical Research Foundation, or the December 2018 Private Placement Purchasers, pursuant to which we issued and sold to the December 2018 Private Placement Purchasers an aggregate of 443,350 shares of our common stock at a per share price of $2.03, which represented the consolidated closing bid price of our common stock, as reported by the Nasdaq Capital Market, on the business day immediately preceding the execution of the Purchase Agreement. We refer to the sale of these shares of common stock as the December 2018 Private Placement. We received approximately $900,000 in gross proceeds from the December 2018 Private Placement.

Pursuant to the terms of the Purchase Agreement, we are required to (i) file a registration statement with the SEC to register the sale of the shares sold pursuant to the Purchase Agreement within 45 days of the execution of the Purchase Agreement and (ii) use our commercially reasonable efforts to cause such registration statement to become effective within 90 days of the execution of the Purchase Agreement and to keep such registration statement effective at all times until (a) such shares of common stock are sold under such registration statement or pursuant to Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, (b) such shares of common stock may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 under the Securities Act, or (c) the five-

year anniversary of the date of the issuance of such shares, whichever is the earliest to occur. We are filing a registration statement on Form S-3, of which this prospectus forms a part, to fulfill such contractual obligations under the Purchase Agreement.

The Offering

Shares of common stock offered by the selling stockholders:	443,350 shares of common stock

Shares outstanding as of January 18, 2019	9,758,332

Terms of this offering:
The selling stockholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus from time to time on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The shares of common stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Use of proceeds:
All proceeds from the sale of shares of common stock offered hereby will be for the account of the selling stockholders. We will not receive any proceeds from the sale of common stock offered pursuant to this prospectus. See the caption “Use of Proceeds” in this prospectus.

Nasdaq Capital Market symbol:	FCSC

Trading:	Our shares of common stock currently trade on the Nasdaq Capital Market.

Risk factors:
Investing in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. See the information under the caption “Risk Factors” beginning on page 6 of this prospectus and the other information included elsewhere in this prospectus and incorporated by reference herein for a discussion of factors you should consider before deciding to invest in our securities.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents incorporated by reference in this prospectus before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described in “Part I - Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K and “Part II - Item 1A. Risk Factors” of our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018, June 30, 2018 and September 30, 2018, respectively, as updated by the additional risks and uncertainties set forth in the other documents incorporated by reference in this prospectus, as well as the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus or in any other document incorporated by reference into this prospectus. Any of the risks and uncertainties set forth therein could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our securities. As a result, you could lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus or the documents incorporated herein by reference regarding our strategy, future operations, future product research or development, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “goals,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.
The forward-looking statements in this prospectus include, among other things, statements about:

•	our review of strategic alternatives, including the possible sale or merger of our company;

•	our expectation that our existing cash resources will be sufficient to enable us to fund our operations into the fourth quarter of 2019;

•	future expenses and capital expenditures;

•	our estimates regarding expenses, future revenues, capital requirements and needs for, and ability to obtain, additional financing;

•	our plans to address our future capital requirements and the consequences of failing to do so;

•	our need to raise substantial additional capital to fund our operations;

•	our plans to report interim data from patients from the Phase 2 portion of our Phase 1/2 clinical trial for FCX-007 and provide a trial update in the first quarter of 2019;

•	our plans to use data from the Phase 1/2 clinical trial of FCX-007 to support a petition for Regenerative Medicine Advanced Therapy or Breakthrough Therapy Designation for FCX-007;

•
our plans to submit a Phase 3 clinical trial protocol for FCX-007 to the FDA in the first quarter of 2019 while continuing to collect additional data from the Phase 2 portion of the Phase 1/2 clinical trial of FCX-007;

•	our plans to initiate a Phase 3 clinical trial for FCX-007 in the first half of 2019;

•	our product development goals under our collaborations with Precigen, Inc., a wholly owned subsidiary of Intrexon Corporation, for our product candidates;

•	the potential benefits of Fast Track, Orphan Drug and Rare Pediatric Disease designations;

•	the potential advantages of our product candidates and technologies; and

•	the effect of legal and regulatory developments.
We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and our stockholders should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section, that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus and the documents that we have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SELECTED FINANCIAL DATA

You should read the following selected financial data together with our financial statements and the related notes contained in Item 8 of Part II of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in Item 1 of Part I of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, which are incorporated by reference into this prospectus, except that share and per share information for the periods ended December 31, 2017 and December 31, 2016 have been revised to reflect the 1-for-5 reverse stock split of our issued and outstanding shares of common stock effective at the close of business on May 24, 2018.

We have derived the statements of operations data for each of the two years ended December 31, 2017 and December 31, 2016 from the audited financial statements contained in Item 8 of Part II of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. We have derived the statements of operation data for the three months ended March 31, 2018 and March 31, 2017 from our unaudited historical condensed financial statements and related notes thereto contained in Item 1 of Part I of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018. All per share information for the periods ended December 31, 2017 and December 31, 2016, and periods ended March 31, 2018 and March 31, 2017, have been revised to reflect the 1-for-5 reverse stock split of our issued and outstanding shares of common stock effective at the close of business on May 24, 2018.

The historical financial information set forth below may not be indicative of our future performance and should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical financial statements and notes to those statements included in Item 7 of Part II and Item 8 of Part II, respectively, of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and any amendment or update thereto reflected in subsequent filings with the SEC, and all other annual, quarterly and other reports that we file with the SEC after the date of the initial registration statement of which this prospectus forms a part and that also are incorporated herein by reference.

Fibrocell Science, Inc.
Statement of Operations Summary
($ in thousands except share and per share data)

	(Revised for Stock Split) Three Months Ended March 31, (Unaudited)		(Revised for Stock Split) Year Ended December 31,
	2018	2017	2017	2016
Total revenue	$—	$—	$—	$355
Total cost of revenue	—	—	—	697
Gross loss	—	—	—	(342)

Operating expenses	2,981	4,454	18,981	26,137
Operating loss	(2,981)	(4,454)	(18,981)	(26,479)

Other income (expense)	80	(553)	2,741	11,187
Loss before income taxes	(2,901)	(5,007)	(16,240)	(15,292)

Income taxes	—	—	—	—
Net loss	(2,901)	(5,007)	(16,240)	(15,292)

Per Share Information:

Net loss:
Basic*	$(0.55)	$(2.98)	$(6.66)	$(5.22)
Diluted	$(0.55)	$(2.98)	$(6.67)	$(5.89)

Weighted average number of common shares outstanding:

Basic	5,672,976	2,940,625	3,092,543	2,928,364
Diluted	5,672,976	2,941,145	3,093,727	2,929,566

*Basic and Diluted net loss for the three months ended March 31, 2018 includes $203, and for the three months ended March 31, 2017 includes $3,754 in dividends paid in kind and deemed dividends to preferred stockholders. Basic and Diluted net loss for the year ended December 31, 2017 includes $4,363 in dividends paid in kind and deemed dividends to preferred stockholders.

Fibrocell Science, Inc.
Loss per Share Summary
($ in thousands except share and per share data)

	(Revised for Stock Split) Three Months Ended March 31, (Unaudited)		(Revised for Stock Split) Year Ended December 31,
	2018	2017	2017	2016
Loss per share - Basic:
Net loss	$(2,901)	$(5,007)	$(16,240)	$(15,292)
Less: Deemed dividend on Series A preferred stock	(203)	(3,754)	(4,363)	—
Net loss attributed to common stockholders	$(3,104)	$(8,761)	$(20,603)	$(15,292)

Numerator for basic loss per share	$(3,104)	$(8,761)	$(20,603)	$(15,292)
Denominator for basic loss per share	5,672,976	2,940,625	3,092,543	2,928,364
Basic loss per share	$(0.55)	$(2.98)	$(6.66)	$(5.22)

Loss per share - Diluted:
Numerator for basic loss per share	$(3,104)	$(8,761)	$(20,603)	$(15,292)
Adjust: change in fair value of dilutive warrants outstanding	—	7	34	1,958
Numerator for diluted loss per share	$(3,104)	$(8,768)	$(20,637)	$(17,250)

Denominator for basic loss per share	5,672,976	2,940,625	3,092,543	2,928,364
Plus: incremental shares underlying "in the money" warrants outstanding	—	520	1,184	1,202
Denominator for diluted loss per share	5,672,976	2,941,145	3,093,727	2,929,566

Numerator for diluted loss per share	$(3,104)	$(8,768)	$(20,637)	$(17,250)
Denominator for diluted loss per share	5,672,976	2,941,145	3,093,727	2,929,566
Diluted loss per share	$(0.55)	$(2.98)	$(6.67)	$(5.89)

Excluded from Calculation - Antidilutive
Shares underlying "in the money" options outstanding	—	17,961	46,869	30,024
Shares underlying "out of the money" options outstanding	266,539	207,762	171,057	243,713
Shares underlying "in the money" warrants outstanding	—	—	—	3,572
Shares underlying "out of the money" warrants outstanding	4,696,702	2,073,024	4,969,702	876,489
Shares underlying convertible notes	1,056,068	1,056,068	1,056,068	1,060,899
Shares underlying convertible accrued interest on convertible notes	67,824	24,090	56,752	8,028
Shares underlying convertible preferred stock	712,000	688,000	704,000	—

USE OF PROCEEDS
All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholders. We will not receive any of the proceeds from the sale of these shares. We have agreed to pay all costs, expenses and fees relating to the registration of the shares of our common stock covered by this prospectus.

SELLING STOCKHOLDERS

This prospectus covers an aggregate of up to 443,350 shares of our common stock that may be sold or otherwise disposed of by the selling stockholders. These shares of our common stock were offered and sold to the selling stockholders in the December 2018 Private Placement pursuant to the terms of the Purchase Agreement.

The following table sets forth certain information with respect to each selling stockholder, including (i) the shares of our common stock beneficially owned by the selling stockholder prior to this offering, (ii) the number of shares being offered by the selling stockholder pursuant to this prospectus and (iii) the selling stockholder’s beneficial ownership after completion of this offering, assuming that all of the shares covered hereby (but none of the other shares, if any, held by the selling stockholders) are sold to third parties.

The table is based on information supplied to us by the selling stockholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. The percentage of beneficial ownership after this offering is based on 9,758,332 shares outstanding on January 18, 2019.

The registration of these shares of common stock does not mean that the selling stockholders will sell or otherwise dispose of all or any of those securities. The selling stockholders may sell or otherwise dispose of all, a portion or none of such shares from time to time. We do not know the number of shares, if any, that will be offered for sale or other disposition by any of the selling stockholders under this prospectus. Furthermore, the selling stockholders may have sold, transferred or disposed of the shares of common stock covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which we filed this prospectus.
Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law. Other than the Purchase Agreement, we currently have no agreements, arrangements or understandings with the selling stockholders.

	Beneficial Ownership Before This Offering		Beneficial Ownership After This Offering
Selling Stockholder (1)	Number of Shares Owned	Shares of Common Stock to be sold in the Offering (2)	Number of Shares Owned	Percentage of Outstanding Shares
EB Research Partnership, Inc. (3)	221,675	221,675	—	*
Epidermolysis Bullosa Medical Research Foundation (4)	221,675	221,675	—	*

*	Less than one percent.

(1)	This table and the information in the notes below are based upon information supplied by the selling stockholders, including reports and amendments thereto filed with the SEC on Schedule 13G.

(2)
The actual number of shares of common stock offered hereby and included in the registration statement, of which this prospectus forms a part, includes, in accordance with Rule 416 under the Securities Act, such indeterminate number of additional shares of our common stock as may become issuable in connection with any proportionate adjustment for any stock splits, stock combinations, stock dividends, recapitalizations or similar events with respect to common stock.

(3)
Consists of 221,675 shares of common stock issued and sold pursuant to the Purchase Agreement. The principal address of EB Research Partnership, Inc. is 142 E. 43rd St., Suite 432, New York, New York 10017.

(4)
Consists of 221,675 shares of common stock issued and sold pursuant to the Purchase Agreement. The principal address of EB Epidermolysis Bullosa Medical Research Foundation is 2757 Anchor Avenue, Los Angeles, California 90064.

PLAN OF DISTRIBUTION
The selling stockholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may, from time to time, sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus from time to time on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price, at varying prices determined at the time of sale or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with a selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; and

•	any other method permitted pursuant to applicable law.
The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.
The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction.
The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.
Because the selling stockholders may each be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares.

The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed the selling stockholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.
We have agreed to use commercially reasonable efforts to keep the registration statement, of which this prospectus forms a part, continuously effective until the earliest of (i) the shares of common stock issued and sold to the selling stockholders pursuant to the Purchase Agreement are sold under such registration statement or pursuant to Rule 144 under the Securities Act, (ii) the shares of common stock issued and sold to the selling stockholders pursuant to the Purchase Agreement may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 under the Securities Act, and (iii) the five-year anniversary of the date of the issuance of the shares of common stock issued and sold to the selling stockholders pursuant to the Purchase Agreement.
We are required to pay certain fees and expenses in connection with the registration of the securities.
We will not receive any proceeds from the sale of the shares by the selling stockholders.
Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “FCSC.”

LEGAL MATTERS
The validity of the shares of common stock offered hereby is being passed upon for us by Hogan Lovells US LLP.

EXPERTS
The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-31564. The documents incorporated by reference into this prospectus contain important information that you should read about us.
The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 19, 2018;

•
our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, filed with the SEC on May 10, 2018, August 9, 2018 and November 14, 2018, respectively;

•
our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that relate to such items) filed with the SEC on January 26, 2018, January 30, 2018, February 5, 2018, February 12, 2018, March 6, 2018, March 19, 2018, April 18, 2018, May 10, 2018, May 18, 2018, May 21, 2018, May 24, 2018, May 31, 2018, June 12, 2018, June 22, 2018, July 5, 2018, August 9, 2018, September 5, 2018, September 25, 2018, October 4, 2018, October 25, 2018, November 13, 2018, December 11, 2018 and January 8, 2019;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 2, 2018; and

•
the description of our capital stock contained in Form 8-A filed with the SEC on August 28, 2014 (File No. 001-31564), including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part but prior to the termination of this offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.
You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Fibrocell Science, Inc., Attn: Office of the Corporate Secretary, 405 Eagleview Blvd., Exton, PA 19341. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at http://www.fibrocell.com. The information on such website is not incorporated by reference and is not a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of our common stock. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement and the exhibits, schedules and amendments to the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this prospectus about the contents of any contract, agreement or other document are not necessarily complete, and, in each instance, we refer you to the copy of the contract, agreement or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus.
The SEC maintains an Internet website, which is located at http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement, of which this prospectus forms a part, at the SEC’s Internet website. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our website at http://www.fibrocell.com. The content contained in, or that can be accessed through, our website is not a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the expenses to be incurred in connection with the offering described in this registration statement, all of which will be paid by the Registrant. All amounts are estimates except the Securities and Exchange Commission, or SEC, registration fee.

Amount
Securities and Exchange Commission registration fee	$103.00
Accounting fees and expenses	15,000.00
Legal fees and expenses	50,000.00
Total Expenses	$65,103.00

Item 15. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law, or the DGCL, permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.
Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.
Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us), by reason of the fact that he or she is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an Indemnitee), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.
Our certificate of incorporation also provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee or, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees)

and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If we do not assume the defense, expenses must be advanced to an Indemnitee under certain circumstances.
We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.
Insofar as the forgoing provisions permit indemnification of directors, executive officers, or persons controlling us for liability arising under the Securities Act of 1933, as amended, or the Securities Act, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 16. Exhibits and Financial Statement Schedules.
The exhibits to the registration statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

Item 17. Undertakings.

(a)    The undersigned registrant hereby undertakes that:
(1)    To file, during any period in which offers or sales are being made, a post‑effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post‑effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post‑effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post‑effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
2.1
Debtors’ First Amended Joint Plan of Reorganization dated July 30, 2009 and Disclosure Statement (incorporated by reference to as Exhibit 10.2 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed August 12, 2009 and as Exhibit 99.1 to our Form 8-K, filed September 2, 2009)

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed November 23, 2009)
4.2	Form of Common Stock Purchase Warrant used for the Series E Preferred Stock offering (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed May 15, 2012)
4.3	Form of Amended and Restated Common Stock Purchase Warrant issued to our prior 12.5% Note holders (incorporated by reference to Exhibit 10.5 to our Current Report on Form 8-K, filed October 9, 2012)
4.4	Form of Convertible Promissory Note (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed September 8, 2016)
4.5	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K, filed September 8, 2016)
4.6	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed March 8, 2017)
4.7	Form of Underwriter’s Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.7 to our Registration Statement on Form S-1/A, filed December 6, 2017 (File No. 333-221375))
4.8	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.8 to our Registration Statement on Form S-1/A, filed December 6, 2017 (File No. 333-221375))
4.9	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed May 31, 2018)
4.10	Form of Placement Agent Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K, filed May 31, 2018)
4.11	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed July 5, 2018)
4.12	Form of Placement Agent Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K, filed July 5, 2018)
5.1*	Opinion of Hogan Lovells US LLP
10.1*	Common Stock Issuance Agreement, dated as of December 7, 2018, by and among Fibrocell Science, Inc. and EB Research Partnership, Inc. and Epidermolysis Bullosa Medical Research Foundation
23.1*	Consent of PricewaterhouseCoopers LLP
23.2*	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)
24.1*	Power of attorney (included on the signature page of this registration statement)

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Exton, Commonwealth of Pennsylvania, on this 18th day of January, 2019.

FIBROCELL SCIENCE, INC.

By:	/s/ John M. Maslowski
Name:	John M. Maslowski
Title:	President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John M. Maslowski and Sean D. Buckley as his or her true and lawful attorney-in-fact and agent, with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and any other registration statements for the same offering pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John M. Maslowski	Director, President and Chief Executive Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	January 18, 2019
John M. Maslowski

/s/ Douglas J. Swirsky	Chairman of the Board	January 18, 2019
Douglas J. Swirsky

/s/ Kelvin Moore	Director	January 18, 2019
Kelvin Moore

/s/ Marc Mazur	Director	January 18, 2019
Marc Mazur

/s/ Julian Kirk	Director	January 18, 2019
Julian Kirk

/s/ Marcus Smith	Director	January 18, 2019
Marcus Smith

/s/ Christine St.Clare	Director	January 18, 2019
Christine St. Clare